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                                  EXHIBIT INDEX


1. Custody Agreement with Star Bank, N.A. for the Growth/Value Fund and the Aggressive Growth Fund

2.       Accounting  and  Pricing  Services Agreement with Countrywide Fund
         Services, Inc.

3. Administration Agreement between Countrywide Investments, Inc. and Countrywide Fund Services, Inc.

4.      Consent of Independent Auditors

5.      Financial Data Schedule for the Growth/Value Fund

6.      Financial Data Schedule for the Aggressive Growth Fund